UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2024
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The AZEK Company Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street, Suite 350 Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (877) 275-2935
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2024 (the “Closing Date”), The AZEK Company Inc., a Delaware corporation (“Holdings”) and its subsidiary, The AZEK Group LLC, a Delaware limited liability company (the “Borrower”), entered into a Credit Agreement (the “Credit Agreement”) by and among Holdings, the Borrower, each of the lenders identified therein and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Agent”), providing for a $815 million credit facility consisting of a $440 million first lien term loan facility (the “Term Loan Facility”) and a $375 million first lien revolving credit facility (the “Revolving Credit Facility”) (collectively, the “Credit Facilities”).
The Term Loan Facility will mature on September 26, 2031, subject to acceleration or prepayment. Commencing on March 31, 2025, the Term Loan Facility will amortize in equal quarterly installments of 0.25% of the aggregate principal amount of the loans outstanding, subject to reduction for certain prepayments. The Revolving Credit Facility will mature on September 26, 2029 and the Revolving Credit Facility will not amortize.

The Borrower borrowed the full $440 million under the Term Loan Facility, the proceeds of which were applied, among other uses, to prepay the obligations in full under Holdings’ and the Borrower’s Existing Term Loan Credit Agreement (as defined below) and the Borrower’s Existing ABL Credit Agreement (as defined below). On the Closing Date, in connection with prepayment of the obligations under the Existing Term Loan Credit Agreement and the Existing ABL Credit Agreement, the Existing Term Loan Credit Agreement and Existing ABL Credit Agreement, including all commitments thereunder, were terminated. As of the Closing Date, the Revolving Credit Facility was undrawn. Any future proceeds of the Revolving Credit Facility will be used for, among other uses, working capital and other general corporate purposes.

All obligations under the Credit Facilities are unconditionally guaranteed jointly and severally by (i) Holdings, (ii) the Borrower and (iii) the wholly owned domestic subsidiaries of the Borrower (the “Guarantors”). All future wholly-owned domestic subsidiaries of the Borrower will be required to guarantee the Credit Facilities, except to the extent such subsidiary is an immaterial subsidiary or an excluded subsidiary.

The Credit Facilities are secured by a first priority security interest in the membership interests of the Borrower and substantially all of the present and future assets of the Borrower and the Guarantors named therein, including equity interests of their domestic subsidiaries, subject to certain exceptions.

The interest rate applicable to loans under the Revolving Credit Facility equals, at the Borrower’s option, (i) in the case of alternative base rate borrowings, the highest of (a) the Federal Funds Rate (as defined in the Credit Agreement) plus ½ of 1.00%, (b) the Prime Rate (as defined in the Credit Agreement) and (c) the one-month Term SOFR (as defined in the Credit Agreement) plus 1.00% per annum, provided that, in no event will the alternative base rate be less than 1.00% per annum, plus an applicable margin between 0.50% and 1.25%, depending on the Borrower’s first lien net leverage ratio and (ii) in the case of SOFR borrowings, Term SOFR for the applicable interest period, provided that, in no event will Term SOFR be less than 0.00%, plus an applicable margin between 1.50% and 2.25%, depending on the Borrower’s first lien net leverage ratio.

The interest rate applicable to loans under the Term Loan Facility equals, at the Borrower’s option, (i) in the case of alternative base rate borrowings, the highest of (a) the Federal Funds Rate (as defined in the Credit Agreement) plus ½ of 1.00%, (b) the Prime Rate (as defined in the Credit Agreement) and (c) the one-month Term SOFR (as defined in the Credit Agreement) plus 1.00% per annum, provided that, in no event will the alternative base rate be less than 1.50% per annum, plus an applicable margin of 1.00% and (ii) in the case of SOFR borrowings, Term SOFR for the applicable interest period, provided that, in no event will Term SOFR be less than 0.50%, plus an applicable margin of 2.00%.

The Credit Facilities may be voluntarily prepaid in whole, or in part, in each case without premium or penalty (other than, (i) any breakage costs in connection with voluntary prepayments of Term SOFR Loans, as defined in the Credit Agreement, and (ii) the Prepayment Premium, as defined in the Credit Agreement, if applicable), subject to certain customary conditions. The Credit Agreement also requires mandatory prepayments of loans under the Credit Facilities from the proceeds of certain debt issuances and certain asset dispositions (subject to certain reinvestment rights) and a percentage of excess cash flow (subject to step-downs upon the Borrower achieving certain leverage ratios and other reductions in connection with other debt prepayments).
The Credit Agreement contains affirmative covenants, negative covenants and financial maintenance covenants that are customary for facilities of this type. The Credit Agreement includes customary events of default, including upon the occurrence of a change of control.

The Borrower has the right to arrange for incremental term loans and revolving loan commitments, either through an incremental amendment to the Credit Agreement or through the incurrence of incremental equivalent debt, in each case, in an amount that shall not exceed the sum of (i) the Fixed Incremental Amount, as defined in the Credit Agreement, and (ii) the Ratio Incremental Amount, as defined in the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On September 27, 2024, the Company issued a press release relating to the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02. Holdings and the Borrower have terminated, pursuant to the respective terms, both (i) the Amended and Restated Term Loan Credit Agreement dated as of April 28, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among The AZEK Company Inc., The AZEK Group LLC (f/k/a CPG International LLC), each of the Guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A. (the “Existing Term Loan Credit Agreement”) and (ii) the Amended and Restated Revolving Credit Agreement, dated as of March 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among The AZEK Group LLC (f/k/a CPG International LLC), The AZEK Company Inc., the lenders party thereto and Deutsche Bank AG New York Branch (the “Existing ABL Credit Agreement”).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated as of September 26, 2024, by and among The AZEK Company Inc., The AZEK Group LLC, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent

10.2
Guarantee and Collateral Agreement, dated as of September 26, 2024, by and among The AZEK Company Inc., The AZEK Group LLC, each of the Subsidiaries identified therein and Wells Fargo Bank, National Association, as administrative agent and collateral agent

99.1	Press release dated September 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AZEK Company Inc.

Date: September 27, 2024	By:	/s/ Peter Clifford
Peter Clifford
Senior Vice President, Chief Operations Officer and Chief Financial Officer